Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-257676 and No. 333-263514 on Form S-3 of our report dated March 1, 2022, relating to the financial statements of Quantum-Si Incorporated, appearing in the Annual Report on Form 10-K of Quantum-Si Incorporated for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 15, 2022